EXHIBIT 10.3

December 3, 2021

Nymox Pharmaceutical Corporation

Bay & Deveaux Streets

Nassau, The Bahamas

Ladies and Gentlemen:

Reference is hereby made to that certain sales agreement (the “Agreement”), dated as of July 17, 2020, by and between Nymox Pharmaceutical Corporation (the “Company”) and A.G.P./Alliance Global Partners (“A.G.P.”).

The Company and A.G.P. hereby agree to amend the Agreement (the “Amendment”), as follows:

1. References in the Agreement to the “registration statement” are hereby amended to mean the shelf registration statement on Form F-3 filed by the Company on the date hereof, mutatis mutandis.

2. References in the Agreement to the “date of this Agreement” are hereby amended to mean December 3, 2021, mutatis mutandis.

3. Section 7(g)(ix) of the Agreement is hereby amended in its entirety to read: (ix) the Company shall reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses (including but not limited to the Sales Agent’s transaction costs and the reasonable and documented fees and expenses of counsel to the Sales Agent) in an amount not to exceed $15,000 (the “Sales Agent Expenses”) which Sales Agent Expenses shall be due and payable upon the filing by the Company of the ATM Prospectus pursuant to this Agreement, provided further that the Company shall reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses related to annual maintenance of the Agreement (including but not limited to the Sales Agent’s transaction costs and the reasonable and documented fees and expenses of counsel to the Sales Agent) on an annual basis in an amount not to exceed $10,000 which shall be due and payable prior to each Representation Date following the filing of an annual report on Form 20-F.

Except as expressly set forth above, all of the terms and conditions of the Agreement shall continue in full force and effect after the execution of this Amendment. Defined terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[Signature page follows]

In acknowledgment that the foregoing correctly sets forth the understanding reached by A.G.P. and the Company, please sign in the space provided below, whereupon this Amendment shall constitute a binding agreement as of the date indicated above.

Very truly yours,

A.G.P./ALLIANCE GLOBAL PARTNERS

By:
Name:
Title:

Accepted and Agreed:

NYMOX PHARMACEUTICAL CORPORATION

By:
Name:
Title: